EXHIBIT 99.1

FOR IMMEDIATE RELEASE
July 24, 2019
Contact: Investor Inquiries:
Kimberly Whitaker
972-801-5871/ShareholderRelations@LegacyTexasFinancialGroup.com
Media Inquiries:
Jennifer Dexter
972-461-7157/Jennifer.Dexter@LegacyTexas.com

LegacyTexas Financial Group, Inc. Reports Second Quarter 2019 Earnings

PLANO, Texas, July 24, 2019 -- LegacyTexas Financial Group, Inc. (Nasdaq: LTXB) (the “Company”), the holding company for LegacyTexas Bank (the “Bank”), today announced net income of $27.0 million for the second quarter of 2019, a decrease of $2.1 million from the first quarter of 2019 and a decrease of $854,000 from the second quarter of 2018. Core (non-GAAP) net income totaled $28.8 million for the second quarter of 2019, down $231,000 from the first quarter of 2019 and up $886,000 from the second quarter of 2018. See “Supplemental Information- Non-GAAP Financial Measures” at the end of this document.

On June 17, 2019, the Company and Prosperity Bancshares, Inc.® (“Prosperity”) jointly announced the signing of a definitive merger agreement pursuant to which the Company will merge with Prosperity. Under the terms of the merger agreement, shareholders of the Company will receive 0.5280 shares of Prosperity common stock and $6.28 cash for each share of Company common stock. The completion of the transaction is subject to certain conditions, including the approval by the Company shareholders and Prosperity shareholders and customary regulatory approvals. For additional information regarding the Company’s proposed merger with Prosperity, see the Company’s Current Report filed on Form 8-K with the SEC on June 17, 2019.

“We continue to grow our franchise and serve our customers and communities,” said President and CEO Kevin Hanigan. “We grew loans by $581.9 million (including Warehouse Purchase Program) in the second quarter, while our non-interest-bearing deposits grew by $94.5 million. Additionally, the talented bankers at both LegacyTexas and Prosperity Bank have begun the process of preparing for the merger of the two banks, which we hope to consummate in the fourth quarter of 2019.”

Second Quarter 2019 Performance Highlights

•	Assets of $9.94 billion generated basic earnings per share for the second quarter of 2019 of $0.57 on a GAAP basis and $0.61 on a core (non-GAAP) basis.*

•
Gross loans held for investment at June 30, 2019, excluding Warehouse Purchase Program loans, grew $135.3 million, or 1.9%, from March 31, 2019, which includes linked-quarter increases in all loan portfolios.

•	Warehouse Purchase Program loans at June 30, 2019 grew $446.5 million, or 40.7%, from March 31, 2019.

•
The balance of non-interest-bearing demand deposits at June 30, 2019 increased by $94.5 million, or 5.4%, from March 31, 2019, while the average balance of these deposits for the second quarter of 2019 grew by $123.1 million, or 7.3%, compared to the linked quarter.

•	Net interest income totaled $85.6 million for the second quarter of 2019, an increase of $4.4 million, or 5.4%, from the quarter ended March 31, 2019.

*See the section labeled “Supplemental Information- Non-GAAP Financial Measures” at the end of this document.

Financial Highlights

	At or For the Quarters Ended
(unaudited)	June 30, 2019	March 31, 2019	June 30, 2018
	(Dollars in thousands, except per share amounts)
Net interest income	$85,554	$81,164	$83,929
Provision for credit losses	16,100	9,800	17,478
Non-interest income	12,232	9,894	10,852
Non-interest expense	47,526	44,307	42,191
Income tax expense	7,177	7,871	7,275
Net income	$26,983	$29,080	$27,837

Basic earnings per common share	$0.57	$0.61	$0.59
Basic core (non-GAAP) earnings per common share[1]	$0.61	$0.62	$0.59
Weighted average common shares outstanding - basic	47,383,314	47,246,282	47,000,405
Estimated Tier 1 common equity risk-based capital ratio[2]	10.48%	10.92%	9.78%
Total equity to total assets	11.50%	12.00%	10.83%
Tangible common equity to tangible assets - Non-GAAP[1]	9.88%	10.28%	9.07%

[1]	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

[2]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

Basic earnings per share for the quarter ended June 30, 2019 was $0.57, a decrease of $0.04 from the first quarter of 2019 and a decrease of $0.02 from the second quarter of 2018. Basic core (non-GAAP) earnings per share for the second quarter of 2019 was $0.61, a decrease of $0.01 from the first quarter of 2019 and an increase of $0.02 from the second quarter of 2018.

Net Interest Income and Net Interest Margin

	For the Quarters Ended
(unaudited)	June 30, 2019	March 31, 2019	June 30, 2018
Interest income:	(Dollars in thousands)
Loans held for investment, excluding Warehouse Purchase Program loans	$92,903	$91,360	$86,105
Warehouse Purchase Program loans	14,927	8,771	12,137
Loans held for sale	324	170	328
Securities	4,553	4,526	4,324
Interest-earning deposit accounts	1,370	1,277	1,097
Total interest income	$114,077	$106,104	$103,991
Net interest income	$85,554	$81,164	$83,929
Net interest margin	3.77%	3.89%	3.93%
Selected average balances:
Total earning assets	$9,091,192	$8,433,085	$8,566,131
Total loans held for investment	8,158,810	7,528,531	7,636,235
Total securities	668,948	670,599	667,183
Total deposits	7,134,996	6,754,156	6,859,944
Total borrowings	1,101,559	882,061	1,018,945
Total non-interest-bearing demand deposits	1,812,042	1,688,937	1,694,082
Total interest-bearing liabilities	6,424,513	5,947,280	6,184,807

Net interest income for the quarter ended June 30, 2019 was $85.6 million, a $4.4 million, or 5.4%, increase from the first quarter of 2019 and a $1.6 million, or 1.9%, increase from the second quarter of 2018. The $4.4 million increase from the first quarter of 2019 was primarily driven by increased volume in Warehouse Purchase Program and commercial real estate loans compared to the linked quarter. Interest income earned on Warehouse Purchase Program loans increased by $6.2 million from the first quarter of 2019, as the average balance increased by $529.2 million, which was partially offset by a 13 basis point decrease in the average yield earned compared to the first quarter of 2019. A $71.1 million increase in the average balance of the commercial real estate portfolio from the first quarter of 2019, as well as a three basis point increase in the average yield, resulted in a $1.6 million increase in interest income. Interest income earned on the construction and land portfolio increased by $254,000 from the first quarter of 2019, as the average balance increased by $9.5 million and the average yield increased by ten basis points, while interest income earned on the consumer real estate portfolio increased by $234,000, driven by a $30.5 million linked-quarter increase in the average balance. The average balance of commercial and industrial loans decreased by $2.2 million from the first quarter of 2019, resulting in a $573,000 decrease in interest income. Interest income on loans for the second quarter of 2019 included $237,000 in accretion of purchase accounting fair value adjustments on acquired loans, which primarily consisted of $61,000 on acquired commercial real estate loans, $43,000 on acquired commercial and industrial loans and $133,000 on acquired consumer loans.

The $1.6 million increase in net interest income compared to the second quarter of 2018 was primarily due to a $9.6 million increase in interest income on loans, which was driven by higher yields earned on all loan portfolios, with the exception of the other consumer loan portfolio and loans held for sale, as well as increased volume in all loan portfolios. The average balance of Warehouse Purchase Program loans increased by $178.0 million from the second quarter of 2018, while the average yield earned on this portfolio increased by 25 basis points, resulting in a $2.8 million increase in interest income compared to the second quarter of 2018. The average balance of consumer real estate loans increased by $169.1 million from the second quarter of 2018, while the average yield earned on this portfolio increased by 11 basis points, which led to a $2.4 million increase in interest income. A $64.0 million increase in the average balance of commercial real estate loans compared to the second quarter of 2018, as well as a 12 basis point increase in the average yield, resulted in a $1.8 million increase in interest income. The average balance of commercial and industrial loans increased by $83.3 million from the second quarter of 2018, while the average yield earned on this portfolio increased by ten basis points from the same period, resulting in a $1.7 million increase in interest income.

Interest expense for the quarter ended June 30, 2019 increased by $3.6 million, or 14.4%, compared to the linked quarter, which was primarily due to increases of $108.4 million and $94.0 million in the average balances of time and savings and money market deposits, respectively, compared to the first quarter of 2019, as well as an increase of $219.5 million in the average balance of borrowings. Additionally, higher average rates paid on savings, money market and time deposits also contributed to the linked-quarter increase in interest expense. A five basis point decrease in the average rate paid on interest-bearing demand deposits compared to the linked quarter partially offset a $55.4 million increase in the average balance of interest-bearing demand deposits. The average rate paid on borrowings decreased by 15 basis points from the first quarter of 2019, which partially offset the linked-quarter increase in interest expense related to the increase in average borrowing balances.

Compared to the second quarter of 2018, interest expense for the quarter ended June 30, 2019 increased by $8.5 million, or 42.2%, primarily due to higher average savings and money market, time deposit, and borrowing rates, as well as a $252.5 million increase in the average balance of time deposits. A 17 basis point decrease in the average rate paid on interest-bearing demand deposits compared to the second quarter of 2018, as well as a $99.0 million decrease in the average balance of these deposits, partially offset these year-over-year increases in interest expense. A 45 basis point increase in the average rate paid on borrowings compared to the second quarter of 2018, as well as an $82.6 million increase in the average balance, resulted in a $1.7 million year-over-year increase in interest expense on borrowed funds.

The net interest margin for the second quarter of 2019 was 3.77%, a 12 basis point decrease from the first quarter of 2019 and a 16 basis point decrease from the second quarter of 2018. The average yield on earning assets for the second quarter of 2019 was 5.03%, a six basis point decrease from the first quarter of 2019 and a 16 basis point increase from the second quarter of 2018. The cost of deposits for the second quarter of 2019 was 1.15%, up six basis points from the linked quarter and up 35 basis points from the second quarter of 2018.

Non-interest Income

Non-interest income for the second quarter of 2019 was $12.2 million, a $2.3 million, or 23.6%, increase from the first quarter of 2019 and a $1.4 million, or 12.7%, increase from the second quarter of 2018. Service charges and other fees increased by $2.6 million compared to the first quarter of 2019, primarily resulting from higher title company income and commercial loan fee income (consisting of syndication, arrangement, non-usage and pre-payment fees), as well as increased debit card interchange and Warehouse Purchase Program income. Net gains on the sale of mortgage loans held for sale during the second quarter of 2019 increased by $1.4 million compared to the linked quarter, which included gains recognized on $74.8 million of consumer real estate loans that were sold or committed for sale, fair value changes on mortgage derivatives and mortgage fees collected during the second quarter of 2019, compared to $32.6 million for the first quarter of 2019. Other non-interest income for the second quarter of 2019 included a $1.2 million net decrease in the value of investments in community development-oriented private equity funds used for Community Reinvestment Act purposes (the “CRA Funds”), down from a $21,000 net increase in the CRA Funds for the first quarter of 2019, as well as a $366,000 interest payment received from the Internal Revenue Service in the first quarter of 2019 related to a prior year tax refund, with no comparable payment received in the second quarter of 2019.

The $1.4 million increase in non-interest income from the second quarter of 2018 was primarily due to a $1.2 million increase in net gains on the sale of mortgage loans held for sale, related to $74.8 million of consumer real estate loans that were sold or committed for sale, fair value changes on mortgage derivatives and mortgage fees collected during the 2019 period, compared to $50.8 million for the 2018 period. Service charges and other fees increased by $1.0 million from the second quarter of 2018, which was driven by higher title company income and commercial loan fee income (consisting of syndication, arrangement, non-usage and pre-payment fees), as well as increased debit card interchange income. Other non-interest income for the second quarter of 2019 included a $1.2 million net decrease in the CRA Funds, down from a $15,000 net decrease in the CRA Funds for the second quarter of 2018.

Non-interest Expenses

Non-interest expense for the second quarter of 2019 was $47.5 million, up $3.2 million, or 7.3%, from the first quarter of 2019 and up $5.3 million, or 12.6%, from the second quarter of 2018. The second quarter of 2019 included $2.4 million in merger costs with no comparable charges in the first quarter of 2019, related to the proposed merger with Prosperity, which was announced on June 17, 2019. Outside professional services expense for the second quarter of 2019 increased by $389,000 from the first quarter of 2019, primarily due to higher legal expenses, while other non-interest expense increased by $371,000 from the linked quarter, primarily due to higher lending and recruiting expenses. These linked-quarter increases in non-interest expense were partially offset by a $285,000 decline in salaries and employee benefits expense from the first quarter of 2019, which was driven by lower share-based compensation expense in the second quarter of 2019 related to fluctuations in the Company’s share price, as well as decreased payroll taxes related to Social Security wage base limits starting over at the beginning of the year, which increased salary expense in the first quarter of 2019. Additionally, in the second quarter of 2019, deferred salary costs related to loan originations that will be accounted for over the lives of the related loans increased compared to the linked quarter, which lowered salary expense for the current period.

The $5.3 million increase in non-interest expense from the second quarter of 2018 was primarily due to $2.4 million in merger costs with no comparable charges in the second quarter of 2018, related to the above-mentioned proposed merger with Prosperity, as well as a $2.3 million increase in salaries and employee benefits expense, which was primarily related to higher mortgage commissions paid in the 2019 period attributable to increased mortgage loan production, as well as higher share-based compensation expense in the 2019 period related to fluctuations in the Company’s share price. Additionally, merit increases granted in the 2019 period also contributed to the increased salary expense compared to the second quarter of 2018. Data processing expense increased by $594,000 from the second quarter of 2018 due to system upgrades, technology refreshments and outsourcing certain segments of its data processing. These increases in non-interest expense compared to the 2018 period were partially offset by a $376,000 decrease in advertising expense, primarily due to a lower number of events, media advertisements and sponsorships in the second quarter of 2019.

Financial Condition - Loans

Gross loans held for investment at June 30, 2019, excluding Warehouse Purchase Program loans, grew $135.3 million from March 31, 2019, which included growth in all loan portfolios. At June 30, 2019, commercial real estate and consumer real estate loans increased by $57.9 million and $37.3 million, respectively, from March 31, 2019, while commercial and industrial and construction and land loans increased by $32.2 million and $6.0 million, respectively, for the same period.

Compared to June 30, 2018, gross loans held for investment at June 30, 2019, excluding Warehouse Purchase Program loans, grew $408.9 million, which included growth in all loan portfolios. Consumer real estate and commercial real estate loans increased by $172.7 million and $159.4 million, respectively, at June 30, 2019, compared to June 30, 2018, while commercial and industrial loans increased by $51.0 million from the same date. Additionally, construction and land and other consumer loans increased by $22.7 million and $3.1 million, respectively, compared to June 30, 2018.

At June 30, 2019, Warehouse Purchase Program loans increased by $446.5 million compared to March 31, 2019 and by $251.6 million compared to June 30, 2018.

Reserve-based energy loans, which are secured by deeds of trust on properties containing proven oil and natural gas reserves and included in the Company’s commercial and industrial loan portfolio, totaled $518.6 million at June 30, 2019, up $18.8 million from $499.8 million at March 31, 2019 and up $31.8 million from $486.8 million at June 30, 2018. In addition to reserve-based energy loans, the Company has loans categorized as “Midstream and Other,” which are typically related to the transmission of oil and natural gas and would only be indirectly impacted by declining commodity prices. At June 30, 2019, “Midstream and Other” loans had a total outstanding balance of $20.6 million, down $1.5 million from $22.1 million at March 31, 2019 and down $8.1 million from $28.7 million at June 30, 2018.

Financial Condition - Deposits

Total deposits at June 30, 2019 decreased by $21.6 million from March 31, 2019. The growth in non-interest-bearing demand and savings and money market deposits of $94.5 million and $56.7 million, respectively, was more than offset by declines in time and interest-bearing demand deposits of $143.4 million and $29.5 million, respectively.

Compared to June 30, 2018, total deposits increased by $174.4 million, which included growth in non-interest-bearing demand and time deposits of $125.8 million and $91.9 million, respectively, while savings and money market and interest-bearing demand deposits decreased by $31.1 million and $12.3 million, respectively. At June 30, 2019, non-interest-bearing demand deposits totaled 26.2% of total deposits, compared to 25.0% of total deposits at June 30, 2018.

Credit Quality

	At or For the Quarters Ended
(unaudited)	June 30, 2019	March 31, 2019	June 30, 2018
	(Dollars in thousands)
Net charge-offs (recoveries)	$1,434	$(263)	$27,663
Net charge-offs (recoveries)/Average loans held for investment, excluding Warehouse Purchase Program loans	0.08%	(0.02)%	1.69%
Net charge-offs (recoveries)/Average loans held for investment	0.07	(0.01)	1.45
Provision for credit losses	$16,100	$9,800	$17,478
Non-performing loans (“NPLs”)	62,056	61,028	19,610
NPLs/Total loans held for investment, excluding Warehouse Purchase Program loans	0.88%	0.88%	0.29%
NPLs/Total loans held for investment	0.72	0.76	0.25
Non-performing assets (“NPAs”)	$62,640	$61,810	$26,951
NPAs to total assets	0.63%	0.66%	0.29%
NPAs/Loans held for investment and foreclosed assets, excluding Warehouse Purchase Program loans	0.88	0.89	0.40
NPAs/Loans held for investment and foreclosed assets	0.73	0.77	0.34
Allowance for loan losses	$92,219	$77,530	$64,445
Allowance for loan losses/Total loans held for investment, excluding Warehouse Purchase Program loans	1.30%	1.12%	0.97%
Allowance for loan losses/Total loans held for investment	1.07	0.96	0.81
Allowance for loan losses/Total loans held for investment, excluding acquired loans & Warehouse Purchase Program loans[1]	1.35	1.16	1.02
Allowance for loan losses/NPLs	148.61	127.04	328.63

[1]	Excludes loans acquired in previous bank acquisitions, which were initially recorded at fair value.

The Company recorded a provision for credit losses of $16.1 million for the quarter ended June 30, 2019, compared to $9.8 million for the quarter ended March 31, 2019 and $17.5 million for the quarter ended June 30, 2018. The increase in provision expense on a linked-quarter basis was primarily due to increased specific reserves allocated to the Company’s one remaining corporate healthcare finance relationship, which totaled $19.9 million at June 30, 2019, and the Company’s impaired energy loans, which totaled $19.9 million at June 30, 2019. These impaired corporate healthcare finance and energy loans have been included in the estimated pre-tax gross credit mark of $175.0 million that was disclosed as an assumption in the merger with Prosperity, as reported in the Company’s investor presentation filed under a Current Report on Form 8-K with the SEC on June 17, 2019.

The decrease in provision expense on a year-over-year basis was primarily due to decreased net charge-offs during the quarter ended June 30, 2019. Net charge-offs totaled $1.4 million for the three months ended June 30, 2019, compared to net charge-offs totaling $27.7 million for the three months ended June 30, 2018.

The below table shows criticized (rated “special mention”) and classified (rated “substandard” or “doubtful”) loans at June 30, 2019, March 31, 2019 and June 30, 2018.

	June 30, 2019	March 31, 2019	June 30, 2018	Linked-Quarter Change	Year-over-Year Change
	(Dollars in thousands)
Commercial real estate	$18,074	$20,561	$25,540	$(2,487)	$(7,466)
Commercial and industrial, excluding energy	9,275	8,631	11,065	644	(1,790)
Energy	44,644	48,434	24,975	(3,790)	19,669
Consumer	2,711	2,761	1,501	(50)	1,210
Total criticized (all performing)	$74,704	$80,387	$63,081	$(5,683)	$11,623

Commercial real estate	$1,421	$1,442	$3,846	$(21)	$(2,425)
Commercial and industrial, excluding energy	869	1,000	1,234	(131)	(365)
Energy	70,775	46,095	28,804	24,680	41,971
Consumer	2,688	1,316	1,993	1,372	695
Total classified (performing)	75,753	49,853	35,877	25,900	39,876

Commercial real estate	7,293	6,623	3,656	670	3,637
Commercial and industrial, excluding energy	28,471	27,395	8,860	1,076	19,611
Energy	19,896	21,866	1,365	(1,970)	18,531
Construction and land	228	—	—	228	228
Consumer	6,168	5,144	5,729	1,024	439
Total classified (non-performing)	62,056	61,028	19,610	1,028	42,446

Total classified loans	$137,809	$110,881	$55,487	$26,928	$82,322

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is the holding company for LegacyTexas Bank, a commercially oriented community bank based in Plano, Texas. LegacyTexas Bank operates 42 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. For more information, please visit www.LegacyTexasFinancialGroup.com or www.LegacyTexas.com.
This document and other filings by LegacyTexas Financial Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), as well as press releases or other public or stockholder communications released by the Company, may contain forward-looking statements, including, but not limited to, (i) statements regarding the financial condition, results of operations and business of the Company, (ii) statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts and (iii) other statements identified by the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions that are intended to identify “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the expected cost savings, synergies and other financial benefits from our proposed merger with Prosperity might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals and other closing conditions for the proposed merger of the Company and Prosperity may be delayed or may not be obtained or the merger agreement may be terminated; business disruption may occur following or in connection with the proposed merger of the Company and Prosperity; the Company's businesses may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the diversion of managements' attention from ongoing business operations and opportunities as a result of the proposed merger or otherwise; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company’s ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company’s market area; fluctuations in the price of oil, natural gas and other commodities; competition; changes in management’s business strategies; changes in the regulatory and tax environments in which the Company operates, including the impact of the “Tax Cuts and Jobs Act” (the “TCJA”) on the Company’s deferred tax asset, and the anticipated impact of the TCJA on the Company’s future earnings; and other factors set forth in the Company’s filings with the SEC.

The factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. When considering forward-looking statements, keep in mind these risks and uncertainties. Undue reliance should not be placed on any forward-looking statement, which speaks only as of the date made. Refer to the Company’s periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by any forward-looking statements.

Additional Information about the Merger and Where to Find It
In connection with the proposed merger of the Company into Prosperity, Prosperity will file with the SEC a registration statement on Form S-4 to register the shares of Prosperity Common Stock to be issued to the stockholders of the Company. The registration statement will include a joint proxy statement/prospectus which will be sent to the stockholders of the Company and Prosperity seeking their approval of the proposed transaction.
WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, THE COMPANY AND THE PROPOSED TRANSACTION.
Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations, (281) 269-7199 and documents filed with the SEC by the Company will be available free of charge by directing a request by telephone or mail to LegacyTexas Financial Group, Inc., 5851 Legacy Circle, Suite 1200, Plano, Texas 75024, (972) 578-5000.
Participants in the Solicitation
Prosperity, the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Prosperity and stockholders of the Company in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about Prosperity and its directors and executive officers may be found in the definitive proxy statement of Prosperity relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 14, 2019, and other documents filed by Prosperity with the SEC. Additional information about the Company and its directors and executive officers may be found in the definitive proxy statement of the Company relating to its 2019 Annual

Meeting of Stockholders filed with the SEC on April 12, 2019, and other documents filed by the Company with the SEC. These documents can be obtained free of charge from the sources described above.
No Offer or Solicitation
This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

LegacyTexas Financial Group, Inc. Consolidated Balance Sheets (unaudited)

(Dollars in thousands) ASSETS	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Cash and due from financial institutions	$56,949	$55,472	$60,416	$64,681	$60,104
Short-term interest-bearing deposits in other financial institutions	206,894	219,051	208,777	189,634	199,807
Total cash and cash equivalents	263,843	274,523	269,193	254,315	259,911
Securities available for sale, at fair value	459,749	479,426	471,746	455,454	445,613
Securities held to maturity	127,836	135,276	146,046	145,148	155,252
Total securities	587,585	614,702	617,792	600,602	600,865
Loans held for sale	46,571	11,380	23,193	22,175	33,548
Loans held for investment:
Loans held for investment - Warehouse Purchase Program	1,542,684	1,096,160	960,404	1,054,505	1,291,129
Loans held for investment	7,080,075	6,944,731	6,790,723	6,764,052	6,671,139
Gross loans	8,669,330	8,052,271	7,774,320	7,840,732	7,995,816
Less: allowance for loan losses and deferred fees on loans held for investment	(80,468)	(66,712)	(57,031)	(56,499)	(55,321)
Net loans	8,588,862	7,985,559	7,717,289	7,784,233	7,940,495
FHLB stock and other restricted securities, at cost	79,195	56,044	56,226	60,596	66,061
Bank-owned life insurance	59,724	59,377	59,036	58,692	58,345
Premises and equipment, net	106,313	107,684	73,073	72,291	70,893
Goodwill	178,559	178,559	178,559	178,559	178,559
Other assets	71,853	69,624	79,974	73,504	73,957
Total assets	$9,935,934	$9,346,072	$9,051,142	$9,082,792	$9,249,086

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$1,847,229	$1,752,694	$1,773,762	$1,798,109	$1,721,380
Interest-bearing demand	855,026	884,494	826,755	780,474	867,323
Savings and money market	2,548,966	2,492,226	2,455,787	2,562,399	2,580,017
Time	1,804,569	1,948,011	1,785,411	1,638,776	1,712,628
Total deposits	7,055,790	7,077,425	6,841,715	6,779,758	6,881,348
FHLB advances	1,384,765	820,084	825,409	932,317	1,065,941
Repurchase agreements	52,414	37,277	50,340	40,408	41,330
Subordinated debt	135,257	135,135	135,012	134,890	134,767
Accrued expenses and other liabilities	165,063	155,064	104,299	155,820	124,250
Total liabilities	8,793,289	8,224,985	7,956,775	8,043,193	8,247,636
Common stock	488	487	485	485	483
Additional paid-in capital	628,730	625,405	619,983	617,270	611,967
Retained earnings	523,693	508,887	491,948	444,848	409,765
Accumulated other comprehensive income (loss), net	860	(2,433)	(6,658)	(11,481)	(9,109)
Unearned Employee Stock Ownership Plan (ESOP) shares	(11,126)	(11,259)	(11,391)	(11,523)	(11,656)
Total shareholders’ equity	1,142,645	1,121,087	1,094,367	1,039,599	1,001,450
Total liabilities and shareholders’ equity	$9,935,934	$9,346,072	$9,051,142	$9,082,792	$9,249,086

LegacyTexas Financial Group, Inc.
Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					Second Quarter 2019 Compared to:
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	First Quarter 2019		Second Quarter 2018
Interest and dividend income			(Dollars in thousands)
Loans, including fees	$108,154	$100,301	$101,031	$102,267	$98,570	$7,853	7.8%	$9,584	9.7%
Taxable securities	3,460	3,602	3,463	3,254	3,132	(142)	(3.9)	328	10.5
Nontaxable securities	410	343	595	614	641	67	19.5	(231)	(36.0)
Interest-bearing deposits in other financial institutions	1,370	1,277	1,507	1,368	1,097	93	7.3	273	24.9
FHLB and Federal Reserve Bank stock and other	683	581	582	644	551	102	17.6	132	24.0
	114,077	106,104	107,178	108,147	103,991	7,973	7.5	10,086	9.7
Interest expense
Deposits	20,444	18,215	16,634	15,077	13,732	2,229	12.2	6,712	48.9
FHLB advances	5,794	4,456	4,000	5,198	4,131	1,338	30.0	1,663	40.3
Repurchase agreements and other borrowings	2,285	2,269	2,245	2,205	2,199	16	0.7	86	3.9
	28,523	24,940	22,879	22,480	20,062	3,583	14.4	8,461	42.2
Net interest income	85,554	81,164	84,299	85,667	83,929	4,390	5.4	1,625	1.9
Provision for credit losses	16,100	9,800	—	2,656	17,478	6,300	64.3	(1,378)	(7.9)
Net interest income after provision for credit losses	69,454	71,364	84,299	83,011	66,451	(1,910)	(2.7)	3,003	4.5
Non-interest income
Service charges and other fees	9,882	7,255	9,923	8,626	8,844	2,627	36.2	1,038	11.7
Net gain on sale of mortgage loans held for sale	2,879	1,525	1,499	1,597	1,668	1,354	88.8	1,211	72.6
Bank-owned life insurance income	489	482	482	482	479	7	1.5	10	2.1
Net gain (loss) on securities transactions	—	6	—	(10)	—	(6)	(100.0)	—	—
Gain (loss) on sale and disposition of assets	18	(14)	(56)	977	(153)	32	N/M	171	N/M
Other	(1,036)	640	416	1,555	14	(1,676)	N/M	(1,050)	N/M
	12,232	9,894	12,264	13,227	10,852	2,338	23.6	1,380	12.7

	For the Quarters Ended					Second Quarter 2019 Compared to:
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	First Quarter 2019		Second Quarter 2018

Non-interest expense		(Dollars in thousands)
Salaries and employee benefits	26,586	26,871	23,728	25,053	24,313	(285)	(1.1)	2,273	9.3
Merger costs	2,362	—	—	—	—	2,362	100.0	2,362	100.0
Advertising	982	903	1,301	824	1,358	79	8.7	(376)	(27.7)
Occupancy and equipment	3,950	3,899	3,843	3,960	3,980	51	1.3	(30)	(0.8)
Outside professional services	1,674	1,285	2,021	1,151	1,382	389	30.3	292	21.1
Regulatory assessments	831	618	886	750	731	213	34.5	100	13.7
Data processing	5,739	5,933	6,168	5,362	5,145	(194)	(3.3)	594	11.5
Office operations	2,568	2,335	2,249	2,232	2,224	233	10.0	344	15.5
Other	2,834	2,463	2,672	2,860	3,058	371	15.1	(224)	(7.3)
	47,526	44,307	42,868	42,192	42,191	3,219	7.3	5,335	12.6
Income before income tax expense (benefit)	34,160	36,951	53,695	54,046	35,112	(2,791)	(7.6)	(952)	(2.7)
Income tax expense (benefit)	7,177	7,871	(4,074)	11,225	7,275	(694)	(8.8)	(98)	(1.3)
Net income	$26,983	$29,080	$57,769	$42,821	$27,837	$(2,097)	(7.2)%	$(854)	(3.1)%
N/M - Not meaningful

LegacyTexas Financial Group, Inc.
Selected Quarterly Financial Highlights (unaudited)

	At or For the Quarters Ended
	June 30, 2019	March 31, 2019	June 30, 2018
SHARE DATA:	(Dollars in thousands, except per share amounts)
Weighted average common shares outstanding - basic	47,383,314	47,246,282	47,000,405
Weighted average common shares outstanding - diluted	47,923,391	47,835,693	47,618,157
Shares outstanding at end of period	48,833,238	48,704,070	48,311,220
Income available to common shareholders[1]	$26,837	$28,955	$27,770
Basic earnings per common share	0.57	0.61	0.59
Basic core (non-GAAP) earnings per common share[2]	0.61	0.62	0.59
Diluted earnings per common share	0.56	0.61	0.58
Dividends declared per share	0.25	0.25	0.16
Total shareholders’ equity	1,142,645	1,121,087	1,001,450
Common shareholders’ equity per share (book value per share)	23.40	23.02	20.73
Tangible book value per share - Non-GAAP[2]	19.74	19.35	17.03
Market value per share for the quarter:
High	41.22	43.88	43.92
Low	36.50	33.08	38.80
Close	40.71	37.39	39.02
KEY RATIOS:
Return on average common shareholders’ equity	9.52%	10.50%	11.20%
Core (non-GAAP) return on average common shareholders’ equity[2]	10.18	10.50	11.25
Return on average assets	1.13	1.31	1.24
Core (non-GAAP) return on average assets[2]	1.21	1.31	1.24
Efficiency ratio (GAAP basis)	48.60	48.66	44.51
Core (non-GAAP) efficiency ratio[2]	46.19	48.66	44.44
Estimated Tier 1 common equity risk-based capital ratio[3]	10.48	10.92	9.78
Estimated total risk-based capital ratio[3]	12.97	13.39	12.14
Estimated Tier 1 risk-based capital ratio[3]	10.62	11.06	9.93
Estimated Tier 1 leverage ratio[3]	10.42	10.98	9.56
Total equity to total assets	11.50	12.00	10.83
Tangible equity to tangible assets - Non-GAAP[2]	9.88	10.28	9.07
Number of employees - full-time equivalent	883	875	847

[1]	Net of distributed and undistributed earnings to participating securities.

[2]	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

[3]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

LegacyTexas Financial Group, Inc.
Selected Loan Data (unaudited)

	At or for the Quarter Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Loans held for investment:		(Dollars in thousands)
Commercial real estate	$3,180,582	$3,122,726	$3,026,754	$3,012,352	$3,021,148
Warehouse Purchase Program	1,542,684	1,096,160	960,404	1,054,505	1,291,129
Commercial and industrial	2,102,917	2,070,715	2,057,791	2,111,510	2,051,955
Construction and land	288,491	282,463	270,629	278,278	265,745
Consumer real estate	1,460,417	1,423,095	1,390,378	1,318,038	1,287,703
Other consumer	47,668	45,732	45,171	43,874	44,588
Gross loans held for investment	$8,622,759	$8,040,891	$7,751,127	$7,818,557	$7,962,268
Non-performing assets:
Commercial real estate	$7,293	$6,623	$159	$3,739	$3,656
Commercial and industrial	48,367	49,261	16,710	7,178	10,225
Construction and land	228	—	—	—	—
Consumer real estate	6,144	5,123	5,506	6,617	5,652
Other consumer	24	21	46	50	77
Total non-performing loans	62,056	61,028	22,421	17,584	19,610
Foreclosed assets	584	782	1,333	698	7,341
Total non-performing assets	$62,640	$61,810	$23,754	$18,282	$26,951
Total non-performing assets to total assets	0.63%	0.66%	0.26%	0.20%	0.29%
Total non-performing loans to total loans held for investment, excluding Warehouse Purchase Program loans	0.88%	0.88%	0.33%	0.26%	0.29%
Total non-performing loans to total loans held for investment	0.72%	0.76%	0.29%	0.22%	0.25%
Allowance for loan losses to non-performing loans	148.61%	127.04%	300.74%	377.35%	328.63%
Allowance for loan losses to total loans held for investment, excluding Warehouse Purchase Program loans	1.30%	1.12%	0.99%	0.98%	0.97%
Allowance for loan losses to total loans held for investment	1.07%	0.96%	0.87%	0.85%	0.81%
Allowance for loan losses to total loans held for investment, excluding acquired loans and Warehouse Purchase Program loans [1]	1.35%	1.16%	1.04%	1.03%	1.02%

	At or for the Quarter Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Troubled debt restructured loans (“TDRs”):		(Dollars in thousands)
Performing TDRs:
Commercial real estate	$132	$134	$136	$139	$141
Consumer real estate	704	722	788	786	561
Other consumer	1	1	2	4	9
Total performing TDRs	$837	$857	$926	$929	$711
Non-performing TDRs:[2]
Commercial real estate	$27	$29	$31	$3,605	$33
Commercial and industrial	7,870	7,999	661	2,299	2,095
Consumer real estate	1,037	447	467	495	789
Other consumer	4	4	1	2	7
Total non-performing TDRs	$8,938	$8,479	$1,160	$6,401	$2,924
Allowance for loan losses:
Balance at beginning of period	$77,530	$67,428	$66,354	$64,445	$74,508
Provision expense for loans	16,123	9,839	—	2,700	17,600
Charge-offs	(1,624)	(359)	(2,590)	(922)	(27,737)
Recoveries	190	622	3,664	131	74
Balance at end of period	$92,219	$77,530	$67,428	$66,354	$64,445
Net charge-offs (recoveries):
Commercial real estate	$—	$—	$—	$—	$236
Commercial and industrial	1,236	(463)	(1,355)	537	27,261
Consumer real estate	(4)	3	37	47	(9)
Other consumer	202	197	244	207	175
Total net charge-offs (recoveries)	$1,434	$(263)	$(1,074)	$791	$27,663
Allowance for off-balance sheet lending-related commitments
Provision expense (benefit) for credit losses	$(23)	$(39)	$—	$(44)	$(122)

[1]	Excludes loans acquired in previous bank acquisitions, which were initially recorded at fair value.

[2]	Non-performing TDRs are included in the non-performing assets reported above.

LegacyTexas Financial Group, Inc.
Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Loans:	(Dollars in thousands)
Commercial real estate	$3,119,147	$3,048,087	$2,977,919	$3,016,889	$3,055,139
Warehouse Purchase Program	1,253,262	724,070	864,012	1,097,879	1,075,262
Commercial and industrial	2,085,820	2,088,056	2,024,676	2,088,318	2,002,490
Construction and land	286,163	276,642	272,631	271,829	260,560
Consumer real estate	1,434,812	1,404,292	1,327,912	1,295,353	1,265,751
Other consumer	47,014	45,339	44,559	44,508	43,779
Less: deferred fees and allowance for loan loss	(67,408)	(57,955)	(56,899)	(55,974)	(66,746)
Total loans held for investment	8,158,810	7,528,531	7,454,810	7,758,802	7,636,235
Loans held for sale	30,572	15,347	24,279	26,121	29,378
Securities	668,948	670,599	667,939	678,483	667,183
Overnight deposits	232,862	218,608	266,434	272,670	233,335
Total interest-earning assets	$9,091,192	$8,433,085	$8,413,462	$8,736,076	$8,566,131
Deposits:
Interest-bearing demand	$855,948	$800,557	$775,921	$760,889	$954,960
Savings and money market	2,581,816	2,487,833	2,532,732	2,654,990	2,578,205
Time	1,885,190	1,776,829	1,703,421	1,683,475	1,632,697
FHLB advances and other borrowings	1,101,559	882,061	851,084	1,154,079	1,018,945
Total interest-bearing liabilities	$6,424,513	$5,947,280	$5,863,158	$6,253,433	$6,184,807

Total assets	$9,540,365	$8,891,059	$8,850,435	$9,167,607	$8,996,036
Non-interest-bearing demand deposits	$1,812,042	$1,688,937	$1,778,681	$1,752,095	$1,694,082
Total deposits	$7,134,996	$6,754,156	$6,790,754	$6,851,449	$6,859,944
Total shareholders’ equity	$1,134,001	$1,107,719	$1,062,331	$1,022,032	$994,574

	For the Quarters Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Yields/Rates:
Loans:
Commercial real estate	5.21%	5.18%	5.20%	5.15%	5.09%
Warehouse Purchase Program	4.78%	4.91%	4.81%	4.68%	4.53%
Commercial and industrial	5.81%	5.98%	6.00%	5.78%	5.71%
Construction and land	6.13%	6.03%	5.87%	5.41%	5.35%
Consumer real estate	4.77%	4.81%	4.81%	4.67%	4.66%
Other consumer	5.66%	5.88%	5.80%	5.81%	5.74%
Total loans held for investment	5.30%	5.38%	5.37%	5.22%	5.16%
Loans held for sale	4.25%	4.43%	4.71%	4.52%	4.46%
Securities	2.72%	2.70%	2.78%	2.66%	2.59%
Overnight deposits	2.36%	2.37%	2.24%	1.99%	1.89%
Total interest-earning assets	5.03%	5.09%	5.06%	4.92%	4.87%
Deposits:
Interest-bearing demand	0.71%	0.76%	0.69%	0.65%	0.88%
Savings and money market	1.22%	1.13%	1.02%	0.92%	0.79%
Time	2.35%	2.23%	2.05%	1.80%	1.62%
FHLB advances and other borrowings	2.94%	3.09%	2.91%	2.55%	2.49%
Total interest-bearing liabilities	1.78%	1.70%	1.55%	1.43%	1.30%
Net interest spread	3.25%	3.39%	3.51%	3.49%	3.57%
Net interest margin	3.77%	3.89%	3.98%	3.90%	3.93%
Cost of deposits (including non-interest-bearing demand)	1.15%	1.09%	0.97%	0.87%	0.80%

LegacyTexas Financial Group, Inc.
Supplemental Information- Non-GAAP Financial Measures
(unaudited)

	At or For the Quarters Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Dollars in thousands, except per share amounts)
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share (calculated net of estimated tax rate of 21%)
GAAP net income available to common shareholders[1]	$26,837	$28,955	$57,534	$42,672	$27,770
Distributed and undistributed earnings to participating securities[1]	146	125	235	149	67
GAAP net income	26,983	29,080	57,769	42,821	27,837
Merger costs	1,866	—	—	—	—
(Gain) on one-time tax adjustment[2]	—	—	(15,289)	—	—
Expenses related to above tax adjustment	—	—	202	—	—
Loss on sale of branch locations and land	—	—	—	372	126
Core (non-GAAP) net income	$28,849	$29,080	$42,682	$43,193	$27,963
Average shares for basic earnings per share	47,383,314	47,246,282	47,159,578	47,105,655	47,000,405
Basic GAAP earnings per share	$0.57	$0.61	$1.22	$0.91	$0.59
Basic core (non-GAAP) earnings per share	$0.61	$0.62	$0.91	$0.92	$0.59
Average shares for diluted earnings per share	47,923,391	47,835,693	47,714,421	47,755,441	47,618,157
Diluted GAAP earnings per share	$0.56	$0.61	$1.21	$0.89	$0.58
Diluted core (non-GAAP) earnings per share	$0.60	$0.61	$0.89	$0.90	$0.59
Reconciliation of Core (non-GAAP) to GAAP Non-Interest Income and Non-interest Expense (gross of tax)
GAAP non-interest income	$12,232	$9,894	$12,264	$13,227	$10,852
Loss on sale of branch locations and land	—	—	—	471	160
Core (non-GAAP) non-interest income	$12,232	$9,894	$12,264	$13,698	$11,012
GAAP non-interest expense	$47,526	$44,307	$42,868	$42,192	$42,191
Merger costs	(2,362)	—	—	—	—
Expenses related to above tax adjustments	—	—	(256)	—	—
Core (non-GAAP) non-interest expense	$45,164	$44,307	$42,612	$42,192	$42,191

[1]
Unvested share-based awards that contain nonforfeitable rights to dividends are participating securities and are included in the computation of GAAP earnings per share pursuant to prescribed accounting guidance.

[2]
This one-time income tax benefit resulted from tax rate changes and the favorable outcome of the Company’s change in its tax method of accounting for its loan portfolio, related to the December 22, 2017 enactment of the Tax Cuts and Jobs Act.

	At or For the Quarters Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Reconciliation of Core (non-GAAP) to GAAP Efficiency Ratio (gross of tax)		(Dollars in thousands, except per share amounts)
GAAP efficiency ratio:
Non-interest expense	$47,526	$44,307	$42,868	$42,192	$42,191
Net interest income plus non-interest income	97,786	91,058	96,563	98,894	94,781
Efficiency ratio - GAAP basis	48.60%	48.66%	44.39%	42.66%	44.51%
Core (non-GAAP) efficiency ratio:
Core (non-GAAP) non-interest expense	$45,164	$44,307	$42,612	$42,192	$42,191
Net interest income plus core (non-GAAP) non-interest income	97,786	91,058	96,563	99,365	94,941
Efficiency ratio - core (non-GAAP) basis	46.19%	48.66%	44.13%	42.46%	44.44%
Calculation of Tangible Book Value per Share:
Total shareholders’ equity	$1,142,645	$1,121,087	$1,094,367	$1,039,599	$1,001,450
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(178,559)
Identifiable intangible assets, net	(193)	(218)	(245)	(279)	(313)
Total tangible shareholders’ equity	$963,893	$942,310	$915,563	$860,761	$822,578
Shares outstanding at end of period	48,833,238	48,704,070	48,505,261	48,491,169	48,311,220
Book value per share - GAAP	$23.40	$23.02	$22.56	$21.44	$20.73
Tangible book value per share - Non-GAAP	19.74	19.35	18.88	17.75	17.03
Calculation of Tangible Equity to Tangible Assets:
Total assets	$9,935,934	$9,346,072	$9,051,142	$9,082,792	$9,249,086
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(178,559)
Identifiable intangible assets, net	(193)	(218)	(245)	(279)	(313)
Total tangible assets	$9,757,182	$9,167,295	$8,872,338	$8,903,954	$9,070,214
Equity to assets - GAAP	11.50%	12.00%	12.09%	11.45%	10.83%
Tangible equity to tangible assets - Non-GAAP	9.88	10.28	10.32	9.67	9.07
Calculation of Return on Average Assets and Return on Average Equity Ratios (GAAP and Core)
Net income	$26,983	$29,080	$57,769	$42,821	$27,837
Core (non-GAAP) net income	28,849	29,080	42,682	43,193	27,963
Average total equity	1,134,001	1,107,719	1,062,331	1,022,032	994,574
Average total assets	9,540,365	8,891,059	8,850,435	9,167,607	8,996,036
Return on average common shareholders’ equity	9.52%	10.50%	21.75%	16.76%	11.20%
Core (non-GAAP) return on average common shareholders’ equity	10.18	10.50	16.07	16.90	11.25
Return on average assets	1.13	1.31	2.61	1.87	1.24
Core (non-GAAP) return on average assets	1.21	1.31	1.93	1.88	1.24